Exhibit 99.1

                        CERTIFICATION OF PERIODIC REPORT


I, Daniel S. Shaffer, CEO of Shaffer Asset Management, Inc. General Partner of the Shaffer Diversified Fund, LP (the "Company"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. section 1350, that:

1) The Quarterly Report on form 10-Q of the Company for the quarterly period ended June 30, 2002 (the "Report") fully complies with the requirements of
     Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Date: August 14, 2002



                                     Shaffer Diversified Fund, LP




                                     By: Shaffer Asset Management, Inc.


                                         General Partner


                                    By: /s/ Daniel S. Shaffer
                                        -----------------------------------

                                        Daniel S. Shaffer
                                        Chief Executive Officer

                                        President/Secretary/Director